                                    LEASE AT


                       U.S. HIGHWAY 190 AND FORT HOOD ST.

                                 KILLEEN, TEXAS









                          HOLLYWOOD VIDEO PARTNERS, LLC

                                    LANDLORD


                                       and


                      HOLLYWOOD ENTERTAINMENT CORPORATION,

                                     TENANT

                                TABLE OF CONTENTS

1      Lease Agreement, Premises and Common Area . . . . . . . . . . . . .1

2.     Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

3 .    Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

4.     Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

5.     Building Construction . . . . . . . . . . . . . . . . . . . . . . .3

6.     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

7.     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

8.     Repairs and Maintenance . . . . . . . . . . . . . . . . . . . . . .6

9.     Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

10.    Environmental Matters . . . . . . . . . . . . . . . . . . . . . . .8

11.    Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

12.    Fixtures and Personal Property. . . . . . . . . . . . . . . . . . .9

13.    Signage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

14.    Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

15.    Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

16.    Lighting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

17.    Parking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

18.    Damage to Premises. . . . . . . . . . . . . . . . . . . . . . . . 11

19.    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . 11

20.    Permitted Transfers, Assignment and Subletting. . . . . . . . . . 12

21.    Access to Premises. . . . . . . . . . . . . . . . . . . . . . . . 13

22.    Default; Remedies . . . . . . . . . . . . . . . . . . . . . . . . 13

23.    Defaults by Landlord. . . . . . . . . . . . . . . . . . . . . . . 14

24.    Surrender of Premises . . . . . . . . . . . . . . . . . . . . . . 15

25.    Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . 15

26.    Subordination, Non-Disturbance and Attornment . . . . . . . . . . 15

27.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

28.    Holding Over. . . . . . . . . . . . . . . . . . . . . . . . . . . 16

29.    Covenant of Title and Quiet Enjoyment . . . . . . . . . . . . . . 16

30.    Estoppel Certificate. . . . . . . . . . . . . . . . . . . . . . . 16

31.    Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . 16

32.    Limitations on Landlord's Liability . . . . . . . . . . . . . . . 16

33.    Waiver of Contractual or Statutory Landlord's Lien. . . . . . . . 17

34.    Collateral Assignment . . . . . . . . . . . . . . . . . . . . . . 17

35.    Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

36.    Tenant's Conduct of Business. . . . . . . . . . . . . . . . . . . 17

37.    Construction Disputes . . . . . . . . . . . . . . . . . . . . . . 17

38.    Landlord's Acquisition Contingency. . . . . . . . . . . . . . . . 18

39.    Drop Box. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

40.    Miscellaneous Provisions. . . . . . . . . . . . . . . . . . . . . 18




                                    EXHIBITS


EXHIBIT "A" -     Legal Description of the Land
EXHIBIT "B" -     Site Plan of Premises
EXHIBIT "C" -     Landlord/Tenant Work
EXHIBIT "C-1"     Responsibility Schedule
EXHIBIT "D" -     Commencement Date Endorsement Sheet
EXHIBIT "E" -     Non-Disturbance and Attornment Agreement
EXHIBIT "F" -     Memorandum of Lease

                                      LEASE



     This lease (herein the "LEASE") is deemed to be entered into this __th day of _______________, 1995 between HOLLYWOOD VIDEO PARTNERS, LLC a Nevada Limited Liability Company (herein the "LANDLORD") and HOLLYWOOD ENTERTAINMENT CORPORATION, an Oregon corporation (herein the "TENANT") according to the following terms and conditions:

39.  LEASE AGREEMENT; PREMISES AND COMMON AREA.

          A. PREMISES. For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to lease from Landlord in accordance with the terms of this Lease that real property situated in the CITY OF KILLEEN, State of TEXAS, commonly known as the INTERSECTION OF U.S. HIGHWAY 190 AND FORT HOOD ST., consisting of approximately 48,177 square feet of land (herein the "LAND") and a building of approximately 8,000 square feet (herein the "BUILDING") collectively referred to as the "PREMISES." The legal description of the Land and a graphical depiction of the Premises in the form of a site plan (herein the "SITE PLAN") are respectively attached hereto as EXHIBITS "A" and "B."

          B. COMMON AREA. If the Premises are part of a common-interest subdivision (herein the "PROJECT"), the Landlord hereby grants Tenant the right to use the "COMMON AREAS" thereof. Such Common Areas constitute the areas and facilities outside the Premises designated for the general non-exclusive use of Tenant and other lessees of the Project and such tenant's respective employees, suppliers, shippers, customers, and invitees. The Common Areas include parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, and landscaped areas. If the Premises are in a Project, the Tenant acknowledges that this Lease is subject to pre-existing recorded instruments (herein the "PROJECT DOCUMENTS") affecting the Common Areas and the operation of businesses within the Project. Tenant hereby agrees to comply with the terms of the Project Documents and rules and regulations affecting the use of the Common Areas. Upon Tenant's request, Landlord shall deliver to Tenant a current Preliminary Title Report or Title Report and all underlying documents shown as exceptions to title affecting the Premises. Upon the discovery of any document affecting title which would prohibit or restrict Tenant's use of the Premises for a retail entertainment software or video rental and sales store, then Tenant may terminate this Lease upon thirty (30) days' prior written notice to Landlord, unless Landlord is able to remove such prohibition or restriction within said 30-day period. Notwithstanding the foregoing, Landlord understands and agrees that the Premises can be used by tenant as a retail entertainment software or video sales and rental store and Tenant's ability to so use the Premises is a condition precedent to this Lease. Landlord represents that nothing contained in the Project Documents or applicable zoning will prohibit construction of the Building as contemplated in this Lease. Landlord shall make no changes to the Common Area or other improvements in the Project which would adversely impact the visibility of or access to the Premises or reduce parking available to the Premises or otherwise interfere with Tenant's business.

     40.  TERM

          A. INITIAL TERM. The "INITIAL TERM" of this Lease shall be for fifteen (15) years beginning on the "COMMENCEMENT DATE" and ending on the last day of the month fifteen (15) years following the Commencement Date. The Commencement Date shall be on the earlier of Tenant's acceptance of the Premises or Tenant's opening for business. Landlord shall give Tenant not less than ten (10) days prior written notice of substantial completion of "LANDLORD'S WORK" after which Tenant shall have an additional ten (10) days to inspect the Building so as to assure itself that it has been constructed in accordance with approved plans and specifications, normal and customary "PUNCH LIST" items excepted. Plans and specifications for Landlord's Work are attached hereto as EXHIBIT "C." Tenant shall notify Landlord of any construction or design defects or material deviations from said plans and specifications within said ten (10) day period or Tenant shall be deemed to have accepted the Premises. Landlord shall deliver to Tenant within thirty
     (30) days from Tenant's acceptance of the Premises, a Certificate of Occupancy therefor. After Tenant's acceptance of the Premises, Landlord shall correct any minor "Punch List" items no later than thirty (30) days after Tenant's acceptance of the Premises. In accordance with the foregoing, Landlord and Tenant shall specify the exact Commencement Date on the Commencement Date Endorsement sheet attached hereto as EXHIBIT "D."

          B. RENEWAL TERM. Tenant shall have the right to renew this Lease for two (2) additional periods of five (5) years each so long as Tenant is not in breach of any provision of this Lease. Tenant shall notify Landlord in writing not later than one hundred eighty (180) days prior to the expiration of the initial term or any existing renewal term of Tenant's election to so renew the Lease.

     41.  RENT

          A. BASE RENT. Beginning forty-five (45) days from the Commencement Date, Tenant shall pay Landlord as "BASE RENT" for the Premises without any claim, offset, or deduction, (except as otherwise expressly provided in this Lease) the following sums:


            Lease                   Base Annual             Monthly Base
             Year                     Rental                Annual Rental
            ------                -----------              -------------
          Years 1-5               $141,200.00               $11,766.67
          Years 6-10              $162,380.00               $13,531.67
          Years 11-15             $162,380.00               $13,531.67
          Years 16-20             $186,737.00               $15,561.42
          Years 21-25             $214,747.55               $17,895.63

     payable on the first day of each month, without notice, during the term hereof. Notwithstanding the foregoing, if the Commencement Date is other than on the first day of the month, then the first monthly base rent installment shall be for that first initial partial month calculated by multiplying the base rent by a fraction, the numerator of which is the remaining days of that month, and the denominator of which is the total number of days in that month.

          B. COMMON AREA EXPENSE. If the Premises are in a Project, in addition to Base Rent, Tenant shall pay Landlord Tenant's share of Common Area expenses attributable to the Premises, as set for the paragraph 8.C.

          4. USE. The Premises shall be used for the sale and rental of pre-recorded audio and/or video products (including, but not limited to tapes and compact discs), audio and/or video software, laser disks and/or home entertainment software; the rental of video and/or audio equipment and sale and/or rental of related accessories including, but not limited to, the demonstration, display and training, and the sale of electronic equipment; the sale and/or rental of any substitutes for such products as well as all uses incidental thereto (including storage, service and repair); the sale of food products that are normally sold in a movie theater; and for any lawful and permitted uses.

         5.   BUILDING CONSTRUCTION.

          A.   CONSTRUCTION DEADLINE.     Landlord shall substantially complete
     construction of the Building ("LANDLORD'S WORK") no later than AUGUST 1, 1995 (the "SCHEDULED DELIVERY DATE") in accordance with the plans and specifications, and if the Building has not been substantially completed thereby, Tenant shall receive two days 'free rent' for each one-day period of delay. In the event Landlord fails to complete Landlord's
     Work within one hundred twenty (120) days after the Scheduled Delivery Date, Tenant shall be entitled to terminate this Lease and receive a refund of any and all amounts previously paid by Tenant to Landlord, or Tenant may continue to accrue 'free rent' until Landlord has substantially completed Landlord's Work.

          B. LANDLORD'S AND TENANT'S CONSTRUCTION WORK. Landlord agrees at Landlord's expense, to perform Landlord's Work in a good and workmanlike manner in the construction of the Premises substantially in accordance with the plans and specifications and "RESPONSIBILITY SCHEDULE" respectively attached hereto and made a part hereof as EXHIBIT "C" and EXHIBIT "C-1". Landlord shall utilize first quality new materials in compliance with all applicable laws, ordinances, rules and statutes. Once Landlord has substantially completed Landlord's Work, it shall notify Tenant that the Premises are ready for Tenant's occupancy. All work on the Premises other than that to be so performed by Landlord is to be done by Tenant, at Tenant's expense (herein "TENANT'S WORK").

     Tenant's Work shall be constructed in a good and workmanlike manner, in accordance with its plans and specifications to be submitted to Landlord for its approval, which approval shall not be unreasonably withheld, and shall be deemed approved if Landlord does not object to Tenant's plans in writing within FIVE (5) days of the Landlord's receipt thereof, specifying in detail Landlord's reasonable objections thereto.

          C. TENANT'S CONSTRUCTION ALLOWANCE. Landlord agrees to provide Tenant with a cash allowance of $12.00 per square foot (or $96,000.00 in total) for the purpose of constructing its leasehold improvements (hereinafter, "TENANT'S CONSTRUCTION ALLOWANCE"). Landlord agrees that Tenant's Construction Allowance shall be due and payable within ten (10) days following receipt by Landlord of properly executed lien waiver forms; provided, however, if Landlord fails to pay Tenant's Construction Allowance within such ten-day period, then the Free Rent Period (as defined below) shall be extended for that number of days equal to the quotient of the unpaid Tenant's Construction Allowance together with Accrued Interest (hereinafter defined) divided by the per diem Base
     Rental and Additional Tent which is to be paid by Tenant during the Primary Term of the Lease rounded to the nearest whole number. For example, if the unpaid Tenant's Construction Allowance and

     Accrued Interest is $50,000.00 and the per diem Base Rental and Additional Rent is equal to $420, then the Free Rent Period shall be extended by 119 days beyond the Rent Commencement Date ($50,000.00 divided by $420 is equal to 119). For purposes hereof, the term "ACCRUED INTEREST" shall mean interest on the unpaid portion of Tenant's Construction Allowance at a rate equal to the lesser of (a) the maximum rate permitted by law, or (b) two percent (2%) plus the prime rate of interest most recently published in the Wall Street Journal (the "DEFAULT RATE") from the date Tenant's Construction Allowance was required to be paid by Landlord through the end of the Free Rent Period, as extended hereby.

          D. CONSTRUCTION PERIOD INSURANCE. Landlord agrees to obtain and maintain at its expense public liability insurance and worker's compensation insurance adequate to fully protect Tenant and Landlord against any and all liability for death or injury to persons or damage to property by reason of construction of Landlord's Work. Tenant agrees, at its expense, to obtain and maintain public liability insurance and worker's compensation insurance adequate to fully protect Landlord as well as Tenant from and against any and all liability for death or injury to person, or, damage to property, by reason of the construction of Tenant's Work.

     E. SIMULTANEOUS CONSTRUCTION. Except in the event of the negligence of Landlord, its agents, or employees, if Landlord's Work and Tenant's Work progresses simultaneously, Landlord shall not be liable for any injury to person or damage to property of Tenant, or of Tenant's employees, licensees or invitees, from any cause whatsoever occurring upon or about the Premises, and Tenant shall indemnify and hold Landlord harmless from any and all liability and claims arising out of or connected with any such injury or damage.

     6. TAXES. In addition to Base Rent, Tenant agrees to pay to Landlord additional payments as follows:

     A. OBLIGATION TO PAY. Tenant shall pay all real property taxes and general assessments, and special assessments (herein "TAXES") which may be levied or assessed against the Premises, either directly or as a result of the Premises being located within the Project by any lawful authority for each calendar year or portion thereof. Tenant's obligations hereunder shall be pro-rated for any partial lease year and shall survive the expiration of the term of this Lease for tax payments on the last year hereof

          B. PAYMENT PROCEDURE. The Taxes during the Initial Term or any renewal term shall be paid annually. Upon receipt of all tax bills and assessment bills attributed to any calendar year during the Initial Term of any renewal term, Landlord shall furnish Tenant with a statement of the Taxes payable for such year along with a copy of such tax bills. Tenant shall pay such taxes to Landlord at least fifteen (15) days prior to the date Landlord is required to pay said Taxes. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of Taxes levied or assessed against the property to which such bill relates. Upon Tenant's written request, Landlord shall notify Tenant in writing of Landlord's estimate of Tenant's annual proportionate share of Taxes due hereunder. The obligations shall survive the expiration of the term of this Lease. Tenant shall be solely responsible for payment of taxes with respect to Tenant's fixtures, business equipment, and personal property. Notwithstanding any other provisions of this Lease, in the event of a special assessment for a public or private improvement, the life of which extends beyond the term of the Lease, the taxes and assessments for such improvement shall be amortized over the estimated length of the improvement, not to exceed twenty (20) years; Tenant shall only be responsible to pay the amortized portion thereof during the term of the Lease. In addition, Tenant shall not be responsible to pay the amortized portion thereof during the term of the Lease. In addition, Tenant shall not be responsible to pay any traffic impact fees billed by any governmental agency as part of the Taxes.

           C. CONTEST. Tenant may, at its option, contest any Taxes against the Premises and attempt to obtain a reduction in the assessed valuation upon the Premises for the purpose of reducing any such Tax assessment. Without expense or liability to Landlord, Landlord shall cooperate with Tenant and execute any document which may be reasonably necessary and proper for any proceeding. If a Tax reduction is obtained there shall be a proportionate reduction in Tenant's Taxes for such year, and any excess payments by Tenant shall be refunded by Landlord, without interest, when such refunds have been received by Landlord. In the event Landlord desires to contest the Taxes due on the Premises, Tenant agrees to cooperate with Landlord and execute any document which may be reasonably necessary and proper for any proceeding at no cost to Tenant.

     D. EXCLUSIONS. Tenant shall not be responsible for any income, excess profits, estate, single business, inheritance or succession tax levied against Landlord.

     7.   INSURANCE.

          A. LIABILITY INSURANCE. Landlord shall obtain and maintain commercial General Liability insurance (herein "LIABILITY INSURANCE") on the Premises and appurtenant areas, naming Landlord and Tenant (as an additional insured) with coverage of not less than Three Million Dollars ($3,000,000) per occurrence for combined bodily injury and property damage.

          B. CASUALTY INSURANCE. Landlord shall also obtain and maintain all risk property insurance (herein "CASUALTY INSURANCE") covering fire and extended coverage, vandalism and malicious mischief, sprinkler leakage and all other perils of direct physical loss or damage insuring the improvements located in the Premises and all appurtenances thereto (excluding Tenant's property) for the full replacement value thereof

          C. RENTAL INTERRUPTION INSURANCE. Landlord shall also obtain and maintain rental interruption insurance (herein "RENTAL INTERRUPTION INSURANCE") covering a period not to exceed one (1) year.

          D. PLATE GLASS INSURANCE. Tenant shall be responsible for the maintenance, repair and replacement of the plate glass in or on the Premises, but shall not be required to keep plate glass insurance.

          E. PAYMENT OF INSURANCE. Tenant shall reimburse Landlord for Landlord's annual total costs for the premiums for Liability Insurance, Casualty Insurance, and Rental Interruption Insurance (herein collectively "INSURANCE"). Tenant's costs for such premium shall be due and payable, in advance, as follows: (i) Beginning on the Commencement Date, and continuing on the first day of each month thereafter, Tenant shall pay monthly to Landlord, Landlord's costs for the premiums of such Insurance; and (ii) any additional amounts for Insurance for any year shall be paid by Tenant to Landlord upon written demand. Landlord, shall furnish Tenant a certificate of such Insurance. Notwithstanding the foregoing, Tenant may elect to carry some or all insurance referred to in this paragraph upon ten (10) days' prior written notice to Landlord, in which event Landlord shall be relieved of its obligation to do so and Landlord shall be named as an additional insured under Tenant's policy of insurance, and Tenant shall in such event have no obligation to reimburse Landlord for such insurance costs. In no event shall Tenant be required to reimburse Landlord for Landlord's insurance costs which duplicate insurance which Tenant elects to carry hereunder.

     F. INSURANCE POLICIES. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A, V, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 7. The insuring party shall cause to be delivered to the other party certified copies of, or certificates evidencing the existence and amounts of, the insurance, and with the additional insureds, required hereunder. No such policy shall be cancelable or subject to modification except after thirty (30) days' prior written notice to the non-insuring party. The insuring party shall at least thirty (30) days prior to the expiration of such policies, furnish the non-insuring party with evidence of renewals or "insurance binders" evidencing renewal thereof, or, if the Landlord is the non-insuring party, the Landlord may order such insurance and charge the cost thereof to Tenant.

          G. WAIVER OF SUBROGATION RIGHTS. Landlord and Tenant and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty, hazard, or activity covered by insurance on the Premises and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof. Each insurance policy to be carried by Landlord or Tenant under this Lease (other than Tenant's Insurance) shall include a clause or endorsement to the effect the waiver contained herein will not adversely affect or impair such policy or prejudice the right of the insured to recover under such policy, and each such policy shall permit this waiver of liability and contain a waiver of subrogation.

          H. ADDITIONAL PREMIUMS DUE TO HAZARDOUS USE. Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall pay any increase in premiums for fire and extended coverage insurance that may be charged on the amount of such insurance which may be carried by Landlord on the Premises resulting from the type of merchandise sold by Tenant in the Premises. In determining whether increased premiums are the result of Tenant's use of the Premises, a schedule, issued by the organization making the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Premises.

     The Tenant also shall pay in such event, any additional premium on the rent insurance policy that may be carried by the Landlord for its protection against rent loss through fire. Bills for such additional premiums shall be tendered by Landlord to Tenant at such times as Landlord may reasonably elect, and shall be due from, and payable by, Tenant within thirty (30) days of written demand therefor.

     8.   REPAIRS AND MAINTENANCE,

          A. STRUCTURE AND PREMISES. Tenant shall, at its sole cost and expense, maintain or cause to be maintained (and where necessary, replace) the Premises, including but not limited to, all structural systems, roof membrane, load-bearing walls, floor slabs, and HVAC system and equipment. Such maintenance obligations shall also include the parking areas, landscaped areas, sidewalks, driveways and pylon sign on the Premises and all facilities, trade fixtures and other equipment located inside the Building. Upon request, Landlord shall deliver to Tenant copies of all warranties and guarantees that are issued by contractors and manufacturers with respect to the construction of the Premises and the materials and equipment installed therein. Landlord shall use its best efforts to have Tenant named on all such warranties and guarantees for which a beneficiary is named.

     B. CONTENTS. Tenant shall, at Tenant's expense, keep, maintain, repair, and, if necessary, replace the interior of the Premises, trade fixtures, marquees, and signage so that the same are in good condition and repair. Furthermore, Tenant agrees to maintain a comprehensive maintenance contract approved by Landlord on the HVAC system.

           C. COMMON AREA. Notwithstanding anything in this paragraph to the contrary, if the Premises are within a common-interest subdivision and an operator is delegated or appointed to perform the repair or maintenance obligations that would otherwise be the responsibility of Tenant, then Tenant shall be relieved of the obligation to perform such maintenance or repairs. In such event, Tenant shall pay, in accordance with any declarations of the covenants, conditions, restrictions, and easements, and/or common-area maintenance agreements, its proportionate cost of the repair and maintenance obligations excluding principal or interest payments on the loans secured by mortgages on the Premises, depreciation or amortization of any improvements, the cost of any special service provided to less than all tenants, and costs and expenses incurred in connection with leasing space in the Project.

          D. DEFAULT. If Tenant fails to perform any maintenance, repairs or replacements required to be performed by it under this Lease, then in addition to all other available rights and remedies, Landlord may give Tenant written notice thereof, and perform such maintenance, repairs or replacements itself or through an independent contractor and all costs and expenses incurred in connection therewith, together with an interest on the balance thereof remaining unpaid from time to time at the lesser of the prime commercial rate of interest being charged by the Bank of America from time to time plus two percent (2%) or the maximum permitted by law, shall become due and owing from Tenant to Landlord, on demand.

          E. EMERGENCY. Notwithstanding anything to the contrary contained herein, in the case of an emergency, Landlord shall have the right to immediately perform any such maintenance, repairs or replacements (and charge Tenant the costs and expenses incurred) without giving Tenant prior written notice thereof or an opportunity to cure, provided that Landlord shall give contemporaneous notification to Tenant of the emergency and the related maintenance, repairs or replacements, however, if contemporaneous notice is not practicable, as determined by Landlord in its reasonable judgment, then Landlord shall provide notice as soon thereafter as may reasonably be practicable.


          F. CONSTRUCTION QUALITY AND WARRANTY. Landlord warrants and guarantees Landlord's Work to have been accomplished in a first class manner with good workmanship and materials for a period of twelve (12) months from the Commencement Date. After expiration of said twelve (12) month warranty period, Landlord shall assign to Tenant any and all warranties and guaranties of third parties held by Landlord, except in the event same are unassignable, Landlord shall enforce same for the benefit of Tenant.

          G. COMPLIANCE WITH LAW. Landlord warrants that upon completion of Landlord's Work, such work will comply with all applicable codes and regulations affecting the Premises. Landlord shall be responsible for paying any or all fines or penalties for noncompliance or violation of such codes and regulations during the term of this Lease with respect to Landlord's Work. Tenant shall be responsible for paying any or all fines or penalties for noncompliance or violation of codes and regulations of governmental authorities during the term of this Lease with respect to Tenant's Work.

     9.      UTILITIES.
              A. Hook-Ups. Landlord shall cause the necessary mains, conduits and other facilities to be provided to make water, sewer, gas, phone and electricity available to the Premises in accordance with the Plans and Specifications.

        B. Payments. Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to the Premises, Tenant shall pay at

     Landlord's option, either Tenants share or a reasonable proportion to be determined by Landlord of all charges jointly metered with other tenants in the Project.

          C. REFUSE COLLECTION. Tenant shall be solely responsible for and promptly pay all charges for collection of refuse and garbage from the Premises. If the Premises are part of the Project and the operator of the Project provides garbage collection service for all occupants of the Project, then Tenant shall pay its proportionate share thereof.

          D. CAPACITY. Tenant shall not install any equipment which can exceed the capacity of any utility facilities as specified in the Plans and Specifications and if any equipment installed by Tenant requires additional utility facilities it shall be installed at Tenant's expense in compliance with all code requirements and plans and specifications subject to Landlord's prior written approval.

          E. INTERRUPTION. Except in the event of the negligence of Landlord, its agents, or employees, Landlord shall not be liable to Tenant in damages or otherwise if the said utilities or services are interrupted or terminated because of necessary repairs, installations, or improvements, or any cause beyond the Landlord's reasonable control, nor shall any such interruption or termination relieve Tenant of the performance of any of its obligations hereunder, except that if Tenant is unable to operate its business for a period greater than forty-eight
     (48) hours after the occurrence of said interruption or termination, there shall be an abatement of Base Rent hereunder during such period.


     10.  ENVIRONMENTAL MATTERS.

     A. REPRESENTATIONS AND INDEMNITY. Landlord represents and warrants that: (i) any handling, transportation, storage, treatment or usage of hazardous or toxic substances that has occurred on the Premises shall be in compliance with all applicable federal, state and local laws, regulations and ordinances; (ii) to the best of its knowledge, no leak, spill, discharge, emission or disposal of hazardous or toxic substances has occurred on the Premises; and (iii) the soil, groundwater, soil vapor on or under the Premises is or will be free of toxic or hazardous substances. Except to the extent caused by Tenant, Landlord agrees to indemnify, defend and hold Tenant and its officers, employees and agents harmless from any claims, judgments, damages, fees, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including attorney's fees, consultants fees, and expert fees to the extent that those representations and warranties are false or inaccurate, unless the presence of such toxic or hazardous substances are present as the result of the negligence or willful misconduct of Tenant, its officers, employees or agents. Without limiting the generality of the foregoing, this indemnification includes costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence or suspected presence of toxic or hazardous substances in the soil or groundwater on or under the Premises, unless the toxic or hazardous substances are present as the result of the negligence or wilful misconduct of Tenant, its officers, agents or employees.

          B. ENVIRONMENTAL REPORTS AND TERMINATION RIGHTS. Landlord shall obtain and deliver to Tenant a "Phase I Environmental Report" and any other environmental reports obtained by Landlord. Either Landlord or Tenant may terminate this Lease within fifteen (15) days of its receipt of such report(s), if the environmental report(s) indicate, in such party's reasonable discretion, that the Premises are contaminated with hazardous or toxic substances. If either Landlord or Tenant fails to terminate this Lease within fifteen (15) days of its receipt of the environmental reports(s), then the parties shall have waived any right to terminate this Lease based on the environmental report(s). In no event shall Tenant be obligated to remediate, remove or take any responsibility whatsoever for Hazardous Materials are present by the acts of Tenant or its agents.

     11. ALTERATIONS. Tenant shall not make any exterior or structural alterations to any portion of the Premises without the prior written consent of Landlord which shall not be unreasonably withheld. Except for Tenant's property, all alterations, additions, and improvements constructed by Landlord shall become, upon termination of this Lease, the property of Landlord. Tenant shall be permitted to make interior non-structural alterations, additions and improvements costing less than $50,000.00 without Landlord's prior written consent.

     12. FIXTURES AND PERSONAL PROPERTY. Any trade fixtures, business equipment, inventory, trademarked items, signs, decorative soffit, counters, shelving, showcases, mirrors and other removable personal property installed in or on the Premises by Tenant, at its expense, shall remain the property of the Tenant. Landlord agrees that Tenant shall have the right to remove any and all of such items. Tenant at its expense shall immediately repair any damage occasioned by the removal of Tenant's property, and upon expiration or earlier termination of this Lease, shall leave the Premises in a "broom clean" condition, free of debris, normal wear and tear excepted. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation in the Premises as well as upon Tenant's property in, or upon the Premises. If any such items of Tenant's property are assessed with property of Landlord, then such assessment shall be equitably divided between Landlord and Tenant on the basis of the relative fair market value of Tenant's property. No taxes, assessments, fees, or charges referred to in this paragraph shall be considered as real property "Taxes." Landlord hereby waives, releases, and relinquishes any and all rights of distraint, levy, attachment or recourse to such Tenant's property.

     13. SIGNAGE. Tenant shall have the right to install, at Tenant's sole expense, Tenant's sign package provided it is in compliance with applicable governmental regulations and ordinances and the "Project Documents." Prior to or simultaneously with the execution of this Lease, Tenant shall submit to Landlord its sign package, which shall be deemed approved by the Landlord. Landlord shall cooperate with Tenant in filing any signage application, permit and/or variance for said signage or with respect to the Premises. Tenant's signage package may include marquee-type signage on the interior of the Premises visible from the exterior and Tenant may replace the signage on the marquee from time to time without permission of Landlord so long as such signage and replacements are in compliance with applicable law and the Project Documents. Furthermore, neither Landlord nor any other party may place any signage or other advertisements on the exterior wall or roof of the Premises without obtaining the prior written consent of Tenant.

     14.  LIENS.   Neither Tenant nor Landlord shall cause any lien,
     encumbrance or charge arising out of any unpaid work or work claim of any contractor, mechanic, laborer, or materialman to affect the Premises. If any lien or notice of lien on account of an alleged debt of Tenant or Landlord shall be filed against the Premises, then Tenant or Landlord, as the case may be, shall, within thirty (30) days after notice of the filing thereof, cause the lien to be discharged of record by payment, deposit or bond. If the responsible party fails to cause such lien or notice of lien to be discharged by either paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, then the other party hereto shall be entitled to defend any actions for foreclosure of such lien by the lienor or to pay-off such lien. Any money paid by the responsible party and all costs and expenses, including attorney's fees, incurred by Landlord in connection therewith, together with interest at the lesser of the prime rate of interest for commercial loans charged by the Bank of America plus two percent (2%) per annum or the maximum rate permitted by law thereon shall be paid by Tenant to Landlord on demand. In the event that the responsible party diligently contests any such claim, it agrees to indemnify, defend, and hold harmless the non-responsible party from any and all costs, liability and damages, including attorney's fees resulting therefrom, and, if requested, upon demand, immediately to deposit with Landlord cash or surety bond in form and with a company satisfactory to the nonresponsible party in an amount equal to one hundred fifty percent (150%) of such contested claim.

 15.  OPERATIONS.

          A. COMPLIANCE WITH LAW. Tenant and Landlord agree to comply with all laws, ordinances, orders and regulations affecting the use and occupancy of the Premises or the Project. Tenant agrees to comply with the reasonable regulations and requirements of any insurance underwriter, inspection bureau or similar agency with respect to the Premises. Tenant also agrees to permit Landlord to comply with such recommendations and requirements.

          B. PROHIBITIONS. Tenant agrees not to (i) permit any illegal practice to be carried on or committed on the Premises; (ii) make use of or allow the Premises to be used for any purpose that might invalidate the rate of insurance therefor; (iii) keep or use or permit to be kept or used on the Premises any flammable fluids, gases, or explosives without the prior written permission of Landlord except for normal cleaning products; (iv) use the Premises for any purpose whatsoever which might create a nuisance; (v) deface or injure the Building; (vi) overload the floor; (vii) commit or suffer any waste; or (viii) install any equipment that overloads electrical lines.

     16. LIGHTING. Subject to any restrictions in the Project Documents, Landlord agrees to provide adequate lighting of the Land including the parking lot from thirty (30) minutes before dusk until 2:00 a.m., which lighting shall include the illumination of any pylon or monument sign advertising Tenant's business conducted in the Premises, as well as lighting for the other signage and backlit awnings utilized by Tenant in the advertising of the business conducted by Tenant in the Premises if same is not separately metered and controlled by Tenant.

     17. PARKING. If the Premises are part of a Project, Tenant shall have the non-exclusive right to use all of the parking spaces in the Project in accordance with the Project Documents. Except to the extent required by law, Landlord shall not require, nor shall Tenant be obligated to permit, any fire lane, loading zone, handicapped parking or other restrictive parking to be located in the vicinity of Tenant's storefront and entrance to the Premises.

     18.  DAMAGE TO PREMISES.

          A. RECONSTRUCTION. If the Premises or any portion thereof shall be damaged or destroyed by fire or other casualty, Tenant shall immediately notify Landlord orally and in writing and Landlord shall (except as provided below) diligently remove any resulting debris and repair, restore, or rebuild as is necessary to substantially return the Premises to the condition existing immediately prior to such damage or destruction and this Lease shall remain in full force and effect. Notwithstanding the foregoing, if any repairs, restorations or reconstruction are not commenced within ninety (90) days from the date of the casualty and are not actually repaired, restored or reconstructed to substantially the same condition existing prior to the casualty within eight (8) months of the date of the casualty, Tenant may terminate this Lease by thirty (30) days' prior written notice thereof to Landlord. Landlord shall not be required to provide funds in excess of insurance proceeds which may be required for such repairing, restoring or rebuilding. In the event of a termination of the Lease as aforesaid, this Lease shall be null and void and of no further force or effect and the parties shall have no further rights or obligations to each other hereunder. Notwithstanding anything to the contrary herein contained, Landlord shall have no right, title, interest or claim to insurance maintained by Tenant with respect to Tenant's property, including, but not limited to insurance proceeds payable with respect thereto.

          B. RENT ABATEMENT. Tenant shall be entitled to a prorated deduction of Base Rent for that period in which the Premises is untenantable. Such deduction shall be based on the proportion of the space rendered untenantable bears to the space occupied, provided, however, if Tenant is unable, in its reasonable discretion, to operate its business in the Premises, there shall be a full abatement of Rent.

          C. SOURCE OF FUNDS. Landlord agrees to accept the property insurance proceeds recoverable under Landlord's Casualty Insurance as payment in full for any loss or damage to the Premises, and not to make any claim against Tenant for any loss or damage to the improvements located in the Premises which occur and arise as a result of matters which can be covered by insurance, unless such loss or damage was caused by the acts or omissions of Tenant or Tenant's employees, agents, contractors, or invitees, and only after application of insurance proceeds received in connection with such loss or damage.

     19.  INDEMNIFICATION.

          A. BY TENANT. Except to the extent caused by Landlord's negligence or willful misconduct, Tenant indemnifies and holds Landlord harmless from and against any and all cost, expense, claims, demands, and liabilities, including attorney's fees, arising from Tenant's use of the Premises, or from any act or any failure to act, in or about the Premises by Tenant or its agents, employees, or contractors, or from any breach or default by Tenant of this Lease. If any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant shall defend the Landlord at Tenant's expense by counsel reasonably satisfactory to Landlord.

          B. BY LANDLORD. Except to the extent caused by Tenant's negligence or willful misconduct, Landlord indemnifies and holds Tenant harmless from and against any and all cost, expense, claims, demands, and liabilities, including attorney's fees, arising from Landlord's obligations or use of the Premises, or from any act, or any failure to act, in or about the Premises or Land by Landlord or its agents, employees, contractors, or invitees, or from any breach or default by Landlord of this Lease. If any action or proceeding shall be brought against Tenant by reason of any such claim, Landlord shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant.

     20.  PERMITTED TRANSFERS, ASSIGNMENT, AND SUBLETTING.

          A. PERMITTED TRANSFERS. Tenant shall have the absolute right to sublet, assign or otherwise transfer its interest in this Lease to an entity which has, after such subletting, assignment, or transfer, a net worth in excess of five million dollars ($5,000,000) calculated under generally accepted accounting principles, or to a licensee, franchisee or any parent or operating subsidiary of Tenant, or subsidiary of Tenant's parent or to a corporation with which it may merge or consolidate ("PERMITTED TRANSFER"), without Landlord's approval, as long as Tenant remains fully liable for full performance of all its obligations under this Lease. The sale or exchange of stock in the Tenant in a public offering and the subsequent sale of such stock on a nationally recognized exchange (including, but not limited to, the NASDAQ) shall not constitute an assignment under this paragraph.

          B. TENANT'S ASSIGNMENT OR SUBLEASE. Subject to the limitations hereof, Tenant shall have the right to transfer, assign, and sublet to or enter into a license or concession agreement with a third party for any lawful use not in contravention of the Project Documents or other agreements affecting the Premises which runs with the Land upon the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided however, that if Landlord fails to respond to any request by Tenant for Landlord's consent or approval within thirty (30) days of such request, the consent or approval of Landlord shall be deemed given. In the event of an assignment, subletting, or other transfer pursuant to this subparagraph, Tenant shall remain primarily liable for the full performance of its obligations under this Lease. Except in the event of a Permitted Transfer, Tenant shall pay to Landlord seventy-five percent (75%) of all "profits" derived by Tenant from such assignment or sublease. For purposes of this subparagraph, "profits" shall mean the proceeds actually received by Tenant from any assignee or sublessee of Tenant over the Base Rent and any other additional charges payable to Landlord hereunder. Tenant shall furnish Landlord with a sworn statement, certified by an authorized representative of Tenant, setting forth in detail the computation of receipts, and Landlord, or its representatives, shall have access to the books, records and papers of Tenant in relation thereto, and the right to make copies thereof. Seventy-five percent (75%) of Tenant's profits shall be paid to Landlord in installments as Tenant receives them from such assignee or subtenant. Landlord shall credit Tenant three-quarters of all reasonable costs incurred by Tenant in securing and entering into such sublease or assignment, including, but not limited to brokerage commissions, rent concessions, legal, advertising, and construction allowances, but in no event shall such credits exceed the profits.

          C. LANDLORD'S ASSIGNMENT. Landlord shall have the right to transfer, assign and convey, in whole or in part, any or all of the right, title and interest to the Premises, provided, such transferee or assignee shall be bound by the terms, covenants and agreements herein contained, and shall expressly assume and agree to perform the covenants and agreements of Landlord contained herein. In the event that Landlord executes a mortgage affecting the Premises which is of senior priority to this Lease, then Tenant may require Landlord to concurrently execute a nondisturbance and attornment agreement with such lender, reasonably acceptable to Tenant.

     21. ACCESS TO PREMISES. Except in the case of an emergency, upon reasonable prior notice (but in no event less than twenty-four (24) hours), Landlord may enter the Premises to inspect, to show the Premises to prospective purchasers and lenders, or to perform maintenance and repair obligations imposed upon Landlord by this Lease.

     22.  DEFAULT; REMEDIES.

     A. DEFAULT. The occurrence of any of the following shall constitute a material default of this Lease by Tenant (herein "EVENT OF DEFAULT"):

                    1. Any failure by Tenant to pay Base Rent or make any other payment required to be made by Tenant hereunder within ten (10) days after receipt of written notice from the Landlord;

                    2. A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by the Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant, except that this (30) day period shall be extended for a reasonable period of time if the alleged default is not reasonably capable of cure within said thirty (30) day period and Tenant proceeds to diligently cure the default; and

                    3. The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession that is not restored to Tenant within thirty
     (30) days, or the attachment, execution or other judicial seizure that is not discharged within thirty (30) days.

     B. REMEDIES. Upon an Event of Default by Tenant, then Landlord may, in addition to any other right or remedy available at law, do the following:

          1 .     Terminate this Lease, in which event Tenant shall
     immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which he may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof without breaching the peace. Additionally, in such event Landlord shall be entitled to recover from Tenant: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission paid by Landlord applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
     Efforts by Landlord to mitigate damages caused by Tenant's default or breach of this Lease shall not waive Landlord's right to recover damages under this paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Landlord may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. Landlord shall be entitled to recover the unamortized portion of the brokerage commissions paid by Landlord under this Lease;

          2. Enter upon and take possession of the Premises without terminating this Lease and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof without breaching the peace, and, Landlord shall use its reasonable efforts to relet the Premises on commercially reasonable terms and receive the rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency on a monthly basis that may arise by reason of such reletting. Landlord shall be entitled to recover the unamortized portion of the brokerage commissions paid by Landlord under this Lease; and

          3. Enter upon the Premises without breaching the peace, and do whatever Tenant is obligated to do under the terms of this Lease, in which case Tenant shall reimburse Landlord on demand for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease plus interest at a rate equal to the lesser of the prime rate of interest for commercial loans charged by the Bank of America plus two (2%) percent or the maximum rate permitted by law from the date of any expenditure until Landlord has been paid for same.

     23. DEFAULTS BY LANDLORD. If Landlord defaults in the performance of any of its obligations under this Lease, which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant to Landlord and Landlord's lender, if any, specifying such default, or if such default is of a nature to require more than thirty
     (30) days for remedy and continues beyond the time reasonably necessary to cure (and Landlord has not undertaken procedures to cure the default within such thirty (30) day period and diligently pursued such efforts to complete cure), Tenant may, in addition to any other remedy available at law or in equity at its option, upon written notice, incur any expense necessary to perform the obligation of Landlord specified in such notice and deduct such expense from the Base Rent or other charges next becoming due.

     24. SURRENDER OF PREMISES. Tenant shall, upon expiration of this Lease, or any earlier termination of this Lease for any cause, surrender to Landlord the Premises in good order and "broom clean" condition, ordinary wear and tear excepted, including, without limitation, all building apparatus and equipment then upon the Premises, and all alterations, improvements and other additions which may be made or installed by either party to, in, upon or about the Premises, except for Tenant's property, which shall remain the property of Tenant.

     25. CONDEMNATION. If the Premises or any portion thereof or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "CONDEMNATION"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than five percent (5%) of the floor area of the Premises, or more than twenty percent (20%) of that portion of the Common Areas designated as parking for the Project is taken by Condemnation, Tenant may, at Tenant's option, to be exercised in writing only within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Premises so taken bears to the total floor area of the Premises. No reduction of rent shall occur if the only area taken is that which is not part of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value or the leasehold or for the taking of the fee, or as severance damages; provided however, that Tenant shall be entitled to any award for loss of or damage to Tenant's property and relocation expenses. If this Lease is not terminated by reason of such Condemnation, Landlord shall, from severance damages received by Landlord in connection with such Condemnation, repair any damage to the Premises caused by such Condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair.

     26. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT. Upon written request of Landlord, or any mortgagee or beneficiary of Landlord, Tenant shall, in writing, subordinate its rights hereunder to the interest of any ground lessor of the Land and to the lien of any mortgage or deed of trust, now or hereafter in force against the Land and/or Building, and to all advances made or hereafter to be made thereon, provided, however, that the ground lessor, or the mortgagee or trustee named in said mortgage or trust deed shall agree to execute a Non-Disturbance Agreement in favor of Tenant in the form attached hereto as EXHIBIT "E." In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage of deeds of trust, upon any such foreclosure or sale

     Tenant agrees to recognize such beneficiary or purchaser as the Landlord under this Lease, provided all of Tenant's rights under this Lease continue unabated.

     27. NOTICES. Notices and demands required or permitted hereunder shall be sent by certified mail, return receipt requested, postage prepaid, or by Federal Express or other reputable overnight courier service and shall be deemed to have been given upon the date the same is postmarked if sent by certified mail or the day deposited with Federal Express or such other reputable overnight courier service, but shall not be deemed received until one (1) business day following deposit with Federal Express or other reputable overnight courier service or three (3) days following deposit in the United States Mail sent to Landlord and Tenant at the addresses specified beneath their signatures hereof or at such other address requested in writing by either party upon fifteen (15) days' prior notice to the other party.

     28. HOLDING OVER. If Tenant or any party claiming under Tenant remains in possession of the Premises or any part thereof after any termination or expiration of this Lease, Landlord, in its sole discretion, may treat such holdover as a month-to-month tenancy subject to all the terms and conditions of this Lease provided herein except Base Rent shall be a sum equal to one hundred fifty (150%) of the Rent most recently paid by Tenant to Landlord.

     29. COVENANT OF TITLE AND QUIET ENJOYMENT. Upon Tenant paying the rent and charges for the Premises and observing and performing all of the covenants, conditions, and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

     30. ESTOPPEL CERTIFICATE. Either party, upon request of the other party, shall execute, acknowledge and deliver an instrument, stating, if the same is true, that this Lease is a true and exact copy of the Lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that it is then in full force and effect and that, to the best of its knowledge, there are no offsets, defense or counterclaims with respect to the payment of Rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of Tenant or Landlord, as the case may be, to be performed, and that as of such date no default has been declared hereunder by either party or if not specifying the same. Such instrument will be executed by other party and delivered to the requesting party within fifteen (15) days of receipt, or else the statements made in the proposed estoppel request shall be deemed to be correct.

     31. FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance required hereunder by reason of strikes, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God, or other reason of like nature not the fault of the party delayed in performing work or doing acts (herein collectively, "PERMITTED DELAY"), such party shall be excused for the period of time equivalent to the delay caused by such Permitted Delay. Notwithstanding the foregoing, any extension of time for a Permitted Delay shall be conditioned upon the party seeking an extension of time delivering written notice of such Permitted Delay to the other party within ten (10) days of the event causing the Permitted Delay, and the maximum period of time which Landlord shall be permitted to delay any act or performance of work due to a Permitted Delay shall be sixty (60) days.

     32. LIMITATIONS ON LANDLORD'S LIABILITY. Notwithstanding anything to the contrary contained in this Lease, in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed, honored or performed by Landlord, Tenant shall look solely to the estate and property of Landlord in the Land and building(s) owned by Landlord comprising the Premises for the collection of any judgment (or any other judicial procedures requiring the payment of money by Landlord) and no other property or assets of Landlord shall be subject to levy, execution, or other procedures for satisfaction of Tenant's remedies.

     33. WAIVER OF CONTRACTUAL OR STATUTORY LANDLORD'S LIEN. Any statutory or contractual security interest or lien of Landlord against Tenant's property shall be and is hereby expressly forever waived and released. Landlord agrees to execute on demand any and all instruments as may be reasonably requested by Tenant and/or Tenant's lender in connection with the provisions of this paragraph.

     34. COLLATERAL ASSIGNMENT. Tenant shall have the right, at any time and from time to time during the Initial Term and the renewal terms, as security for any indebtedness owed by Tenant to collaterally assign its right, title and interest in and to this Lease to its lender and if such lender enforces its rights and remedies under and pursuant to said assignment or encumbrance, this Lease shall continue in full force and effect, subject to the terms of this Lease. In connection with any such collateral assignment, Landlord agrees to execute within thirty (30) days of written demand an agreement to provide such lender with notice and opportunity to cure any of Tenant's defaults hereunder for an additional twenty (20) day period after expiration of cure periods herein provided to Tenant. Nothing herein shall entitle Tenant to encumber or mortgage Landlord's fee interest in the Premises, including the improvements thereon.

     35. BROKERS. Landlord covenants and agrees to pay broker's commissions, if any, in accordance with a separate agreement executed by and between Landlord and any brokers and, further, agrees to indemnify Tenant for all claims and demands made by any such broker. In addition, Landlord and Tenant agree to indemnify and hold each other harmless from and against any and all liability and cost which Landlord or Tenant, as applicable, may suffer in connection with any other real estate brokers claiming by, through, or under Landlord or Tenant, as applicable, seeking any commission, fee or payment in connection with this Lease.

     36.  TENANT'S CONDUCT OF BUSINESS.  Notwithstanding anything in this
     Lease to the contrary, nothing in this Lease shall be construed as an obligation for Tenant to open or operate its business in the Premises. Tenant shall have the right to remove Tenant's property and cease operations in the Premises at any time and at Tenant's sole discretion. However, the right to cease to operate its business shall not affect Tenant's obligation to pay all amounts due hereunder and be obligated to perform all covenants and obligations hereunder. Tenant shall give
     Landlord thirty (30) days' prior written notice of its intention to cease its business operations on the Premises. At such time it is operating its business in the Premises, Tenant agrees to conduct its business in a first-class manner consistent with reputable business standards and practices. Furthermore, in no event shall Tenant be liable to Landlord for damages as a result of operating other stores in the area surrounding the Premises or any other area, nor shall Tenant be limited or restricted in any way from opening or operating other stores in the area surrounding the Premises or any other area.

     37. CONSTRUCTION DISPUTES. Any disputes which may arise between Landlord and Tenant concerning Landlord's Work or Tenant's Work shall be submitted to an architect mutually selected by Landlord's architect and Tenant's architect, within fifteen
     (15) days from notice of the existence of such dispute. Such dispute shall be adjudicated by the appointed architect within thirty (30) days of his or her appointment based upon any documentation submitted to him by Landlord and Tenant. The appointed architect's adjudication of the dispute shall be final and binding upon Landlord and Tenant who agree hereby to abide by such decision.

     38. LANDLORD'S ACQUISITION CONTINGENCY. The obligations of Landlord and Tenant under this Lease are contingent upon Landlord's acquisition of the Land on or before one hundred twenty (120) days from the execution of this Lease. If said Land is not acquired within such 120-day period, then either Landlord or Tenant shall have the right to terminate this Lease upon giving sixty (60) days' prior written notice thereof to the other party hereto. Conversely, if Landlord or Tenant fails to give such notice of termination within the 60-day period, then this contingency shall be deemed to be thereafter and forever waived.
     If the Lease is duly terminated pursuant to the terms of this paragraph, then the Lease shall be considered null and void, any and all sums paid by Tenant to Landlord shall be forthwith refunded and the parties shall have no further obligations to the other with respect to this Lease.

     39. DROP BOX. Subject to compliance with the Project Documents and applicable law, Tenant may install a drive-by drop box within the Common Area. The drop box will measure approximately four feet (4') wide, forty-four inches (44") tall, and thirty-five inches (35") in depth at a location visible from Tenant's front door, easily accessible to vehicular traffic and within 30 feet (30') of the Premises.

     40.  MISCELLANEOUS PROVISIONS.

          A. ATTORNEYS' FEES. If either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the prevailing party for the reasonable expenses of attorneys' fees. Such reimbursement shall include all legal expenses incurred prior to trial, at trial and at all levels of appeal and post judgment proceedings.

          B. CUMULATIVE RIGHTS AND REMEDIES. All rights and remedies of Landlord and Tenant herein created or otherwise extending at law are cumulative, and the exercise of one or more rights or remedies may be exercised and enforced concurrently or consecutively and whenever and as often as deemed desirable, except that to the extent any such rights and/or remedies of Landlord or Tenant existing at law conflict with the terms of this Lease, then the terms of this Lease shall control.

          C. SUCCESSORS AND ASSIGNS. All covenants, promises, conditions, representations and agreements herein contained shall be binding upon, apply and inure to the parties hereto and their respective heirs, executors, administrators, successors and assigns.


          D. WAIVER. The failure of either Landlord or Tenant to insist upon strict performance by the other of any of the covenants, conditions, and agreements of this Lease shall not be deemed a waiver of any subsequent breach or default in any of the covenants, conditions and agreements of this Lease.

          E. INTERPRETATION. The parties hereto agree that it is their intention hereby to create only the relationship of Landlord and Tenant, and no provision hereof, or act of either party hereunder, shall ever be construed as creating the relationship of principal and agent, a partnership, a joint venture or other enterprise between the parties hereto.

          F. RECORDING. Tenant shall not record this Lease. At Tenant's request, the parties shall join in the execution of a memorandum or so-called "short-form" of this Lease for the purposes of recordation in accordance with the form attached hereto as EXHIBIT "F" and made a part hereof. Any recording costs associated with the memorandum or short form of this Lease shall be borne by the party requesting recordation.

          G. CONSENT. In connection with any approval or consent of Landlord required by the terms and conditions of the Lease, Landlord covenants and agrees that it shall not unreasonably withhold or delay any such consent or approval. Furthermore, in the event that Landlord fails to respond to any request by Tenant for Landlord's consent or approval within thirty (30) days of such request, the consent or approval of Landlord shall be deemed given.

          H. SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provisions shall remain in full force and effect.

          I. GOVERNING LAW. This Lease shall be governed by the laws of the state in which the Premises are located.

          J. OBLIGATIONS WHICH SURVIVE EXPIRATION OF THE LEASE. The following obligations of Landlord shall survive the expiration or termination of the Lease: (a) any obligation herein permitted to be performed after the end of the termination of this Lease; (b) any obligation not reasonably susceptible of performance prior to the termination of this Lease; and (c) any obligation to be performed pursuant hereto at or before the end of the Initial Term or any renewal term which is not so performed. The provisions of this Lease with respect to any obligation of Tenant to pay any sum owing after the expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.

          K. TIME OF THE ESSENCE. Time shall be of the essence in interpreting the provisions of this Lease.

          L. INTEREST ON PAST-DUE OBLIGATIONS. If Tenant shall fail to pay, when the same is due and payable and after proper notice and the expiration of all cure periods, Base Rent or any other payment due hereunder, said unpaid amounts shall bear interest from the due date thereof to the date of payment at an annual rate of interest equal to the lessor of the prime rate of interest for commercial loans charged by First National Bank of Chicago plus two percent (2.0%) or the maximum rate permitted by law. Tenant shall in addition, pay as Additional Rent a fee of One Hundred Dollars ($100.00) for processing of late payments.

          M. ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to matters covered or mentioned in this Lease and no prior agreement, letters, representations, warranties, promises, or understandings pertaining to any such matters shall be effective for any such purpose. The Lease may be amended or added to only by an agreement in writing signed by the parties hereto or their respective successors in interest.

          N. COUNTERPARTS. This Lease may be executed in any number of counterparts with the same effect as if all Parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Lease.

          O. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, its agents, and invitees and the property of Tenant and of Tenant's agents and invitees from acts of third parties.

          P. RENT. All monetary obligations or charges to be paid by Tenant to Landlord under the terms of this lease shall be treated like "rent" hereunder.

          Q. AUTHORITY TO EXECUTE. The individuals executing this Lease on behalf of Landlord represent and warrant to Tenant that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Project.

                                        "LANDLORD"

                                        HOLLYWOOD VIDEO PARTNERS, LLC
                                        177 S. Beverly Drive
                                        Beverly Hills, California 90212-3002


Dated: 3/1/95                            By:  /s/ M. E. Zimmerman
     ----------------                   ----------------------------------
                                        Mark E. Zimmerman


                                        "TENANT"

                                        HOLLYWOOD ENTERTAINMENT CORPORATION
                                        10300 S.W. Allen Boulevard
                                        Beaverton, Oregon 97005



Dated: 2/20/95                            By:  /s/               VP
     ---------------                      ---------------------------------
                                          Its Vice President

                                    ADDENDUM


                           Addendum to Lease Agreement
                  by and Between Hollywood Video Partners, LLC,
                          Trustee or Assigns ("Lessor")
                           and Hollywood Entertainment
                         Corporation dba Hollywood Video
                              Superstore ("Lessor")



     This Addendum to Lease Agreement shall amend, modify and supersede the specific terms of the Lease Agreement to which this Addendum is attached.

     1. THIS LEASE IS CONTINGENT UPON THE APPROVAL BY LANDLORD AND THE CITY OF KILLEEN, TEXAS OF TENANT'S PLANS AND ELEVATIONS TO BE SUBMITTED BY THE TENANT INCLUDING, BUT NOT LIMITED TO SIGNAGE AND COLORS. IN THE EVENT EITHER LANDLORD OR THE CITY OF KILLEEN, TEXAS DO NOT APPROVE THE PLANS AS SET FORTH HEREIN AND, IF TENANT IN ITS SOLE DISCRETION, DOES NOT ALTER THE PLANS, TENANT MAY TERMINATE THIS LEASE.

                                    EXHIBIT "A"

                          LEGAL DESCRIPTION OF THE LAND








FIELD NOTES for a tract of land in Bell County, Texas, part of the John Gosline Survey, Abstract No. 344, and the land herein described being a part of Lot 1, Block 2, Highland Development Corporation Commercial Subdivision, an addition to the city of Killeen, Bell County, Texas, being of record in Cabinet A, Slide 71-A, Plat Records of Bell County, Texas.

BEGINNING at a 3/8" iron rod set in the south margin of U.S. Highway 190 (Central Texas Expressway) that bears N. 43 DEG. 11' 36" W., 493.88 feet, and N. 49 DEG. 02' 31" W., 99.55 feet from the northwest corner of Lot 1, for the northeast corner of this.

THENCE N. 82 DEG. 50'14" W., 385.04 feet to a 3/8" iron rod set for the southwest corner of this.

THENCE N. 07 DEG. 09' 46" E., 178.54 feet, a 3/8" iron rod set, and N. 40 DEG. 58' 10" E., 65.80 feet, to a 3/8" iron rod set in the south margin of U. S. Highway 190 for the northwest corner of this.

THENCE S. 49 DEG. 02' 31" E., 419.28 feet with the south margin of U. S. Highway 190 to the PLACE OF BEGINNING, containing 1.106 acres of land.

                                   EXHIBIT "B"
                             SITE PLAN OF PREMISES

                                      [MAP]

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

                                   EXHIBIT "B"
                             SITE PLAN OF PREMISES

                                      [MAP]

                                   Page 2 of 2